Agreement of Lease, made as of this 31st day of January 2006, between

CONSTITUTION REALTY LLC, a New York limited liability company having an office at 575 Lexington Avenue, New York, New York 10022-6113, party of the first part, hereinafter referred to as Owner, and

MMC ENERGY NORTH AMERICA, LLC, a domestic corporation, having an office at 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, party of the second part, hereinafter referred to as Tenant,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner

Space Numbered 907

in the building known as 26 Broadway, hereinafter referred to as the "Building", in the Borough of Manhattan, City of New York, for the term of one (1) year (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of March 2006, and to end on the
twenty-eighth day of February 2007 both dates inclusive, at an annual rental rate of

FOUR THOUSAND TWO HUNDRED EIGHTY-SIX AND 76/100 ($4,286.76) DOLLARS per annum, payable in equal monthly installments of THREE HUNDRED FIFTY-SEVEN AND 23/100 ($357.23) DOLLARS for the period from the commencement of the term hereof through the 28th day of February 2006, and then:

THIRTY-EIGHT THOUSAND FIVE HUNDRED EIGHTY AND 84/100 ($38,580.84) DOLLARS per annum, payable in equal monthly installments of THREE THOUSAND TWO HUNDRED FIFTEEN AND 07/100 ($3,215.07) DOLLARS from the 1st day of March 2006 through the balance of the term hereof.

All monthly installments of rent shall be due and payable on the first day of each and every month in advance without notice during said term and Tenant agrees to pay said monthly installments of rent and any additional rent that becomes due pursuant to this Lease or otherwise in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this Lease be a renewal).

In the event that, at the commencement of the term of this Lease, or thereafter, Tenant shall be in default in the payment of rent or additional rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

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The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

2. Tenant shall use and occupy demised premises for general and executive offices for Tenant’s energy merchant bank and asset management business and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this numbered Article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this numbered Article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the Lease, at Tenant's expense. Nothing in this numbered Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such trade fixtures, moveable office furniture and equipment from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at Tenant's sole cost and expense, repair and restore the demised premises to the condition existing prior to any such installation and repair any damage to the demised premises or the Building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term hereof, remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's sole cost and expense.

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Maintenance and Repairs:

4. Tenant shall, throughout the term of this Lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant also shall repair all damage to the Building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant promptly shall make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two (2) contractors per trade submitted by Owner. Any other repairs in or to the Building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at Tenant's expense. Owner shall maintain in good working order and repair the exterior and structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this numbered Article shall not apply in the case of fire or other casualty which are dealt with in Article "9" hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

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Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the term hereof, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the Building (including the use permitted under this Lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof or the Building to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises or the Building which is contrary to law, or which will invalidate or be in conflict with public utility, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the Building, or which shall or might subject Owner to any liability or responsibility to any person or entity or for property damage. Tenant shall not keep anything in the demised premises or the Building except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the demised premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this numbered Article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the Building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building and the demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building and the demised premises. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

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Subordination:

7. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This numbered Article shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Property - Loss, Damage, Reimbursement, Indemnity:

8. Owner and its agents shall not be liable for any damage to the property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner and its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this Lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's sole cost and expense, resist or defend such action or proceeding by counsel approved by Owner in writing, which approval shall not be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this Lease shall continue in full force and effect except as hereinafter set forth.

(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable.

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(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired or restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided.

(d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the Building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or other casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of said notice, and upon the date specified in said notice the term of this Lease shall expire as fully and completely as if said date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the provisions of this Lease in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly, as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy.

(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions of this numbered Article with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or to replace the same.

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(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this numbered Article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of this Lease and assigns to Owner Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance, which consent shall not be unreasonably withheld or delayed. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant and the expiration of the applicable cure period, if any, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions of this numbered Article, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner prior to any further assignment or underletting. Notwithstanding anything to the contrary above, Tenant may assign this Lease at any time, or sublease all or part of the property, without receipt of Owner’s consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (“Affiliate”), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease. In any such case the net asset value of the assignee shall be greater on the day after such assignment than that of Tenant on the day before such assignment and Tenant shall provide Owner with written notice of any such assignment within ten (10) days of such assignment.

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Electric Current:

12. The parties hereto agree that Tenant will have the right to use electricity on a rent inclusion basis for ordinary office equipment and lighting, subject to adjustments in the event that there is an increase or decrease in the rate schedule of the utility company serving the building of which the demised premises are a part, or Tenant materially changes the consumption of current within its space. In order that the personal safety and property of the tenants, occupants and owner of the said premises may not be imperiled by the overtaxing of the capacity of the existing electrical distribution system and in consideration of like agreements by other tenants, Tenant agrees not to connect any additional electrical equipment of any type without Owner's prior written consent, nor to permit the consumption of electricity to overtax the capacity of the said system. Owner shall not be liable to Tenant for any loss, damage or expense resulting from change in the quantity or character of the electric service or its being no longer suitable for Tenant's requirements, or due to cessation or interruption of the supply of current. Upon thirty (30) days prior written notice to Tenant, Owner may discontinue service of electricity to Tenant without affecting the tenancy or Tenant's liability hereunder and without liability for loss or damage caused Tenant by such discontinuance; except that in the event of the discontinuance of such service, Tenant shall be entitled to an appropriate rent adjustment. Owner, in that event, shall permit Tenant to purchase electricity directly from the public utility servicing the area where the building is located and permit Owner's electrical distribution system to be used for that purpose to the extent that it is available, suitable, and may safely be so used. The amount of rent provided herein as shown on the cover of this lease that is to be deemed attributable to electricity is FOUR THOUSAND TWO HUNDRED EIGHTY-SIX AND 76/100 ($4,286.76) DOLLARS per annum, or THREE HUNDRED FIFTY-SEVEN AND 23/100 DOLLARS ($357.23) per month.

Access to Premises:

13. Owner and Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the Building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits therein provided they are concealed within the walls, floor or ceiling. Owner may, during the progress of any work in the demised premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term hereof for the purpose of showing the demised premises to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term hereof Tenant shall have removed all or substantially all of Tenant's property from the demised premises, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or reincurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

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Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault space or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the Certificate of Occupancy issued for the Building. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto as with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:

(i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or

(ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.

Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the demised premises but shall forthwith quit and surrender the demised premises. If this Lease shall be assigned in accord with its terms, the provisions of this numbered Article shall be applicable only to the party then owning Tenant's interest in this Lease.

(b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to paragraph (a) of this numbered Article, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term hereof and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of ten (10%) percent per annum. If said demised premises or any part thereof are relet by Owner for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Owner to prove for or obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to or less than the amount of the difference referred to above.

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Default:

17. (a) If Tenant defaults in fulfilling any of the covenants in this Lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this Lease is rejected under Section 365 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the demised premises within fifteen (15) days of the commencement of the term hereof, then, in any one or more of such events, upon Owner serving a written five (5) day notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing said default within said five (5) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure said default, then Owner may serve a written three (3) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of said three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term hereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(b) If the notice provided for in paragraph (a) of this numbered Article shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and the legal representative of Tenant or other occupant of the demised premises and remove their effects and hold the demised premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

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Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise;

(a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration;

(b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and may grant concessions or free rent or charge a higher rental value than that in this Lease; and/or

(c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid by Tenant and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which otherwise would have constituted the balance of the term of this Lease.

The failure of Owner to re-let the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing said liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements and/or decorations to the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let, for failure to collect the rent thereof under any such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Owner from any other rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

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Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be performed under or by virtue of any of the terms or provisions in any Article of this Lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20.  Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. (a) Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that said demised premises and the Building were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

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(b) Tenant agrees to look solely to Owner's interest in the Property for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Owner, its partners, officers, shareholders or members, in the event of any liability by Owner, and no other property or assets of Owner, its partners, officers, shareholders or members shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner, its partners, officers, shareholders or members and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Owner, its partners, officers, shareholders or members to Tenant.

End of Term:

22. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on a Sunday, this Lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to Article "31" hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy or because of the fact that a Certificate of Occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the demised premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this numbered Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223(a) of the New York Real Property Law.

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No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said demised premises prior to the expiration or other termination of this Lease and the delivery of keys to any such agent or employee shall not act as a termination of this Lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said demised premises, and any emergency statutory or other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article "4" hereof.

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Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

28. Except as otherwise in this Lease specifically provided, a notice or communication which either party is required to give to the other shall be in writing by Certified Mail, Return receipt Requested, addressed to the other at the address below set forth or to such other address as either party may be from time to time direct by written notice given in the manner herein prescribed, and the time of mailing such notice or communication shall be deemed to be the time when such notice is given:

To Owner:   CONSTITUTION REALTY LLC
575 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022-6113

To Tenant:   MMC ENERGY NORTH AMERICA, LLC
26 BROADWAY
NEW YORK, NEW YORK 10004

Services Provided by Owner:

29. Owner shall provide;

(a) necessary elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. and have one (1) elevator subject to call at all other times;

(b) heat to the demised premises when and as required by law, on business days from 8:00 A.M. to 6:00 P.M.;

(c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purpose or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter(s) at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter(s) as additional rent as and when bills are rendered;

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(d) cleaning service for the demised premises on business days at Owner's expense provided that said demised premises are kept in order by Tenant. If, however, said demised premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said demised premises or the Building for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building:

(e) (i) Owner at its own expense shall, through the use of the Building's air conditioning equipment, furnish and distribute in the demised premises cool air from May 1st to October 31st of each year on business days from 8:30 A.M. to 5:30 P.M. prevailing time. Tenant agrees to cause to be closed, and to keep closed, all windows in the demised premises whenever the air conditioning system is in operation and at all times to cooperate with Owner and to abide by all reasonable regulations and requirements which Owner may prescribe for the proper functioning and protection of the air conditioning equipment.

(ii) Owner shall have free and unrestricted access to all air conditioning equipment. Owner reserves the right to interrupt, curtail, stop or suspend air conditioning when necessary because of accident, repairs, alterations or improvements which in the judgment of Owner are desirable or necessary, or to comply with government restrictions in the use of materials or in the use of the air conditioning system or because of difficulty or inability to secure supplies or labor because of strikes or other cause or causes beyond the reasonable control of Owner, whether such other cause or causes are similar or dissimilar to those hereinbefore mentioned, and no diminution or abatement of rent or other compensation shall or will be claimed by Tenant nor shall this Lease or any of the obligations of Tenant be affected or reduced by reasons of the interruptions, curtailment, stoppage or suspension of air conditioning. If Tenant requests air conditioning, by timely notice, on days or hours other than the regular days or hours as above provided, then Tenant shall pay Owner's charges at the then current rate per hour for providing such additional air conditioning upon being billed by Owner and such charges shall be collectible as "additional rent". Owner shall have the right to decline to furnish air conditioning on hours or days other than the regular hours and days if, in the opinion of Owner, the furnishing of such service would be impractical or detrimental to the operation of the building. Whenever in this numbered Article the phrase "timely notice" is used, it shall be deemed to mean notice of at least 24 hours prior to the time when additional air conditioning is desired by Tenant.

(f) Owner reserves the right to stop services of the heating, elevators, plumbing, air conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for so long as may be reasonably required by reason thereof. If the Building supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and upon ten (10) days' written notice to Tenant, proceed with alterations necessary therefor without in any way affecting this Lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

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Captions:

30. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions hereof.

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Definitions:

31. (a) The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

(b) The term "Owner" means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building), so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.

(c) Wherever in this Lease the word Owner or the word Landlord appear, the reference shall be deemed to mean the party of the first part hereunder.

(d) The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

(e) The term "business days" as used in this Lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article "29" hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation - Shoring:

32. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

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Security:

34. (a) Tenant has deposited with Owner the sum of $9,645.21 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions or conditions of this Lease including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and Building or leasing of the Building Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of said security and Tenant agrees to look to the new Owner solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited hereunder as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b) Supplementing the provisions of paragraph (a) of this numbered Article, Owner agrees to hold the security deposited by Tenant hereunder in an interest bearing account. Owner shall be entitled to a part of any of the interest earned as and for a service fee. The amount of said service fee shall be limited to the rate permitted which is presently one (1%) percent. The balance of any interest earned shall be retained in the account and be paid over to Tenant at such time when, as and if the original amount of security is to be returned to Tenant.

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Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least ten (10) days' prior written notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), stating the dates to which the rent and additional rent have been paid and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

Late Charge:

37. Without prejudice to any of the other rights or remedies available to Owner by the terms of this Lease or by operation of law, Tenant agrees that if any installment of rent is not paid within ten (10) days after the date on which it is due, an additional charge of ONE HUNDRED ($100.00) DOLLARS shall become due and payable to Owner as and for a "late charge" and Tenant agrees to pay such charge as additional rent hereunder.

Real Estate Tax Escalation:

38. (a) In the event that the amount of real estate taxes, assessments, sewer rents, rates and charges, county taxes, transit taxes, or any other governmental charge, general, special, ordinary or extraordinary, foreseen or unforeseen (hereinafter collectively called taxes) which may now or hereafter be levied or assessed against the land upon which the Building stands and upon the Building (hereinafter collectively called the real property) attributable to any tax year (July 1 to June 30) shall be greater than the amount of taxes on the real property attributable to the tax year 2005/06 (hereinafter referred to as the base year) during the term hereof, then Tenant shall pay Owner as additional rent TWO TENTHS OF ONE PER CENTUM (0.2%) of the increase in taxes for such tax year.

(b) Owner may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of any such assessment as shall become due and payable during any years of the term of this Lease or any renewal hereof shall be included in the calculation of Tenant's share of the tax increase provided. Any amount due Owner under the provisions of this numbered Article shall be paid within thirty (30) days after Owner shall have submitted a bill and statement to Tenant showing in reasonable detail the computation of the amount due Owner, but such bill shall not be payable prior to the payment by Owner of the installment upon which Owner's bill to Tenant is based. Any such tax increase for the tax year in which this Lease shall end shall be apportioned so that Tenant shall pay its aforesaid share of only that portion thereof which corresponds with the portion of said tax year which is within the term hereby demised. The amount of taxes for the base year, against which Tenant's liability for additional rent in subsequent years is determined, shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise.

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(c) If Owner shall receive any tax refund in respect of any tax year following the base year with respect to which Tenant shall have paid any moneys pursuant to subdivision "(a)" of this numbered Article, Owner may retain out of such tax refund any reasonable expense incurred by it in obtaining such refund and out of any of the then remaining balance of such tax refund, Owner shall pay to Tenant, provided Tenant is not in default under the covenants or provisions of this Lease, the percentage specified in subdivision "(a)" of this numbered Article of such remaining balance of such tax refund.

Porter's Wage Escalation:

39. (a) At any time and each time during the term of this Lease that the minimum regular hourly wage rate, hereinafter referred to as the RAB Labor Rate, prescribed for Porters in office buildings such as the one of which the demised premises forms a part, shall be increased by agreement between the Realty Advisory Board on Labor Relations, Incorporated (or its successor), hereinafter referred to as the RAB, and Local 32B-J of the Building Service Employees International Union, AFL-CIO, (or its successor), hereinafter referred to as the "Union", above the minimum regular hourly wage rate for such employees in effect as of the date hereof, Tenant shall pay to Owner as additional annual rent hereunder an amount equal to the result of the multiplying of the hourly wage increase in terms of cents by 1,319. Said additional rent is to be paid in equal monthly installments of 1/12 the annual rate starting with and along with the next monthly installment of rent due after the effective date of such increase and shall continue to be paid along with each monthly installment of rent due until another such increase, if any, shall become effective in accord with the provisions hereof. Owner shall give Tenant written notice of each change in the RAB Labor Rate which will effectively change Tenant's obligation for the payment of additional rent and the amount of such additional rent pursuant to the provisions of this Article. If said notice is given to Tenant after the date upon which such a change in the RAB Labor Rate shall have become effective (whether prospectively or retroactively), then Tenant shall within ten (10) days after the notice, pay to Owner such additional rent for any period which shall have elapsed prior to the giving of said notice. Any additional rent due pursuant to the provisions of this numbered Article shall be collectible by Owner in the same manner as the regular installments of rent due under this Lease. The obligations to make any payments pursuant to this numbered Article shall survive the expiration or other termination of this Lease.

(b) Any and all the benefits required by law or by the applicable union agreement to be paid to or for Porters or imposed upon or measured by their wages, such as paid vacations and holidays, hospital, disability, medical, welfare, pension and retirement payments and Social Security, payroll and other taxes, shall be apportioned as an average hourly wage rate and shall be included as part of the RAB Labor Rate.

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(c) In the event the regular working time of Porters in the building of which the demised premises forms a part shall occur on days or during hours when overtime or other premium pay rates are in effect pursuant to the RAB-Union agreement, then the RAB Labor Rate as used in this numbered Article shall mean the average hourly wage rate for the hours in a calendar week during which Porters are regularly employed. (e.g., if, pursuant to the RAB-Union agreement the regular employment of Porters for forty hours during a calendar week is at the hourly wage rate of $7.00 for the first thirty hours and at $10.50 for the remaining 10 hours, then the RAB Labor Rate under this numbered Article shall be the total weekly wage rate of $315.00 divided by 40, or $7.875).

(d) If Owner has negotiated a separate agreement with the Union apart from the RAB or has become part of an industry group other than the RAB that has negotiated an agreement with the Union covering the Employees formerly covered by the RAB Labor Rate, then the minimum regular hourly wage rate prescribed for Porters in any such new agreement made apart from the RAB shall be considered to be the new RAB labor rate for the purposes of this Article.

(e) "Porters" as used herein shall mean that classification of employee engaged in the general maintenance and operation of Office Buildings which is the same or most nearly comparable to that classification now applicable to Porters in the current RAB-Union agreement. (Under the present agreement such classification is termed "Others".)

(f) No payments of additional rent shall accrue or become due pursuant to this numbered Article before January 1, 2007.

40. INTENTIONALLY OMITTED.

Brokerage:

41. Tenant warrants to Owner that the only brokers with whom it dealt concerning this Lease and the Demised Premises were New York Commercial Realty Services, through Zara Clark, and Koeppel Companies LLC. Owner agrees to pay leasing commissions to said brokers pursuant to separate agreements between Owner and said brokers.

Relocation-Termination:

42. It is expressly understood and agreed that Owner, at Owner's sole cost and expense, shall have the right to relocate Tenant from the demised premises to comparable or better space within the Building in the event that Owner requires the demised premises as part of a larger lease transaction. Any such relocation shall not unreasonably upset or disturb the normal conduct of Tenant's business and the lay-out of the new space shall provide work area(s) that are similar to those then in the demised premises. In the event that Tenant does not accept the relocation space offered by Owner, Owner may at Owner's sole option terminate this Lease by giving ninety (90) days written notice to Tenant.

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Lower Manhattan Real Property Tax Abatement:

43. It is understood by Owner and Tenant that:

(a) (i) an application for abatement of real property taxes will be made for the demised premises;

(ii) the rent including amounts payable by Tenant for real property taxes will accurately reflect any abatement of real property taxes;

(iii) at least $10.00 per square foot or $35.00 per square foot in the Title 4 abatement zone, or at least $5.00 per square foot or $25.00 per square foot in the Title 4A abatement zone must be spent on improvements to the demised premises and/or the common areas, the amount being dependent upon the length of the lease and whether it is a new, renewal or expansion lease;

(iv) all abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewage charges or other lienable charges are unpaid for more than one (1) year, unless such delinquent amounts are paid as provided in the relevant law.

(b) The lease for the eligible premises does not provide for an option to terminate the lease prior to the initial lease term except as provided for in the applicable law.

Lower Manhattan Energy Program:

44. Owner and Tenant acknowledge that Owner may be applying for benefits available pursuant to the Lower Manhattan Energy Program (LMEP). In the event that the Building is eligible the LMEP benefits will be passed on to Tenant as specified by the law.

Landmark Status:

45. Pursuant to Local Law 92 of the City of New York, which was signed into law on December 13,1996, the notice required thereby that the facade of the Building of which the demised premises form a part has been given landmark designation by the Landmarks Preservation Commission of the City of New York. In accord with said local law, Owner hereby gives Tenant further notice that in accord with the administrative code, Tenant must obtain a permit from the Landmarks Preservation Commission prior to commencing any exterior or interior work on the improvement or the property, except for ordinary repair and maintenance as defined in the code. Any lease or sublease commencing on or after December 13, 1996 must contain the language contained in this numbered Article.

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Smoking:

46. Tenant represents to Owner that Tenant is fully knowledgeable regarding the "No-Smoking" laws for commercial office buildings promulgated by the City of New York. Tenant throughout the term of this Lease shall comply with all laws regarding smoking in office buildings and prevent its employees and invitees from smoking anywhere within the public areas inside the Building or the demised premises (including but not limited to bathrooms, fire stairs etc…) except within a smoking room within the demised premises that complies with any and all City, State or Federal laws and regulations regarding smoking rooms and Tenant shall use its best efforts to prevent its employees who smoke, if any, to stand in or near the interior or exterior sides of the Building entrances/exits.

Insurance:

47. Tenant covenants to provide, on or before the commencement date of the term hereof, and keep in force during the term of this Lease for the benefit of the Owner, a comprehensive Liability policy of insurance covering the demised premises and any appurtenances thereto. Such policy is to be written by a good and solvent insurance company authorized to do business in the State of New York in a minimum amount of One Million ($1,000,000.00) Dollars Combined Single Limit Coverage on a per occurrence basis covering both personal liability and property damage.

48. In the event of a monetary default or other material default which continues beyond any applicable notice and or cure period, Karl Miller of 411 Bradley Creek Point Road, Wilmington, North Carolina 28403; SSN ###-##-####, covenants and agrees to be liable for both the payment of all amounts of rent and any additional rent that accrue and remain unpaid from the time of the original uncured monetary or other material default through the last day of the month in which Tenant vacates the demised premises and delivers possession of same to Owner (in accord with the terms hereof) and for the performance of the terms and conditions hereunder through the last day of the month in which Tenant vacates the demised premises and delivers possession of same to Owner (in accord with the terms hereof). The provisions of this numbered Article shall survive the termination of this Lease, unless the named individual has made all payments required to be made up to the vacating and delivery of possession of the demised premises or performed the obligation(s) to be performed prior to said vacating and delivery of possession of the demised premises, and said provisions shall not be effected in any manner by the provisions contained in Article "34" hereof. The security described in said Article "34" shall not be used or considered as a set-off against any amounts due under this numbered Article. During the term hereof, the aforementioned individual shall notify Owner within thirty (30) days of any change in his/her address as shown above. Failure to give the requisite notice of an address change shall be deemed a material event of default hereunder. The Social Security Number provided herein only shall be used by Owner in connection with the enforcement of Owner’s rights pursuant to the provisions of this numbered Article. Other than as used by Owner pursuant to the provisions of this numbered Article Owner shall not disclose the Social Security Number unless pursuant to governmental or court order and in any such case shall give the party responsible pursuant to this numbered Article notice of any governmental request or court order prior to any disclosure.

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In Witness Whereof, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

CONSTITUTION REALTY LLC Owner

BY:	/s/ Caleb D. Koeppel
Caleb D. Koeppel, Manager-Member

MMC ENERGY NORTH AMERICA, LLC Tenant

BY:	/s/ Karl Miller
Karl Miller, Managing Partner

As to the provisions of Article “48” only:

X:	/s/ Karl Miller
Karl Miller

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ACKNOWLEDGMENTS

Owner

STATE OF NEW YORK,
COUNTY OF NEW YORK

On the ________ day of January in the year 2006 before me, the undersigned, a Notary Public in and of said State, personally appeared Caleb D. Koeppel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature (s) on the instrument, the individual (s), or the person upon behalf of which the individual (s) acted, executed the instrument.

Notary Public

Tenant

STATE OF NORTH CAROLINA,
COUNTY OF

On the ________ day of January in the year 2006 before me, the undersigned, a Notary Public in and of said State, personally appeared Karl Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature (s) on the instrument, the individual (s), or the person upon behalf of which the individual (s) acted, executed the instrument.

Notary Public

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As to the provisions of Article “48” only:

STATE OF NORTH CAROLINA,
COUNTY OF

On the________ day of January in the year 2006 before me, the undersigned, a Notary Public in and of said State, personally appeared Karl Miller, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature (s) on the instrument, the individual (s), or the person upon behalf of which the individual (s) acted, executed the instrument.

Notary Public

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IMPORTANT - PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND FORMING A PART OF THIS LEASE IN ACCORD WITH ARTICLE "33" HEREOF.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls of the building shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. If said premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the demised premises or the Building or on the inside of the demised premises if the same is visible from the outside of the demised premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of any of the foregoing by any tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Owner at the expense of such tenant, and shall be of a size, color and style acceptable to Owner.

6. No tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

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8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into or out of the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building signed by Owner. Owner will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom it requests such pass and shall be liable to Owner for all acts of such persons.

11. Owner shall have the right to prohibit any advertising by any tenant which in Owner's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the Building superintendent prior to 3:00 P.M. in the case of services required on weekdays, and prior to 3:00 P.M. on the business day prior in the case of after hours service required on weekends or on holidays.

14. Tenant or Tenant's agent(s) shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

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EXHIBIT “A”

Owner and Tenant hereby agree as follows:

1. Owner shall perform all of the following work (collectively, the “Owner’s Work”) at Owner’s sole cost and expense. Owner's Work shall be:

a)  Installation of carpet throughout the Demised Premises in Tenant’s choice of color and style to be chosen from samples provided by Owner. The allowance for carpet shall be $20.00 per square yard. Any upgrades in the carpet shall be at Tenant’s sole cost and expense.

b) Patching, preparation and painting of walls, doors, trim and using Benjamin Moore or similar quality paint in Tenant’s choice of building standard color to be chosen from samples provided by Owner.

c) Removal of extraneous cabling/wiring and stove from the Demised Premises.

d) Demolition of wall.

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